                                                                   EXHIBIT 11.1

                   COMPUTATION OF NET INCOME PER COMMON SHARE


                                                                Historical
                                                 ----------------------------------------
                                                 9/8/95       Year     7/1/96      7/1/97
                                                 Through      Ended    Through     Through
                                                 6/30/96     6/30/97   9/26/96     9/25/97
                                                 -------     -------   -------     -------
Net income (loss) for computing net income
per common share

Income (loss) before extraordinary loss          $2,788     $3,055     $ (820)     $(3,691)

Extraordinary loss on early extinguishment
of debt, net of tax                                           (215)
                                                 ------     ------     ------     -------
Net income (loss)                                $2,788     $2,840     $ (820)     $(3,691)
                                                 ------     ------     ------     -------
                                                 ------     ------     ------     -------
Primary:
   Net income (loss) per common share before
   extraordinary loss                            $ 0.48     $ 0.44     $(0.12)    $ (0.57)

   Extraordinary loss on early extinguishment
   of debt, net of tax                             -         (0.03)      -           -
                                                 ------     ------     ------     -------
   Net income (loss) per common share            $ 0.48     $ 0.41     $(0.12)    $ (0.57)
                                                 ------     ------     ------     -------
                                                 ------     ------     ------     -------
Fully diluted:
   Net income (loss) per common share before
   extraordinary loss                            $ 0.48     $ 0.42     $(0.12)    $ (0.57)

   Extraordinary loss on early extinguishment
   of debt, net of tax                             -         (0.03)      -           -
                                                 ------     ------     ------     -------
   Net income (loss) per common share            $ 0.48     $ 0.39     $(0.12)    $ (0.57)
                                                 ------     ------     ------     -------
                                                 ------     ------     ------     -------

                   COMPUTATION OF WEIGHTED AVERAGE NUMBER OF
                           COMMON SHARES OUTSTANDING

                                                9/8/95        Year        7/1/96       7/1/97
                                                Through       Ended       Through      Through
                                                6/30/96      6/30/97      9/26/96      9/25/97
                                               ---------    ---------    ---------    ---------
Weighted average common shares
outstanding during the period                  5,593,146    6,208,735    6,771,100    6,228,049

SAB 83 transactions                              201,556      201,556      201,556      201,556

Assuming exercise of options
using the Treasury Stock Method                               609,296
                                               ---------    ---------    ---------    ---------
Weighted average number of
common shares outstanding
as adjusted; Primary shares                    5,794,702    7,019,587    6,972,656    6,429,605
                                               ---------    ---------    ---------    ---------
                                               ---------    ---------    ---------    ---------
Incremental additional shares upon
the exercise of options using the
end of period price                                           227,183
                                               ---------    ---------    ---------    ---------
Weighted average number of
common shares outstanding
as adjusted; Fully diluted shares              5,794,702    7,246,770    6,972,656    6,429,605
                                               ---------    ---------    ---------    ---------
                                               ---------    ---------    ---------    ---------

                          COMPUTATION OF NET INCOME

                                                           Pro Forma
                                                           ---------
                                                        Year       7/1/96      7/1/97
                                                        Ended      Through     Through
                                                       6/30/97     9/26/96     9/25/97
                                                       -------     -------     -------
Net income (loss) for computing net income
per common share

Income (loss) before extraordinary loss               $2,881       $(3,166)     $(4,338)

Extraordinary loss on early extinguishment
of debt, net of tax
                                                      ------       -------      -------
Net income (loss)                                     $2,881       $(3,166)     $(4,338)
                                                      ------       -------      -------
                                                      ------       -------      -------
Primary:
   Net income (loss) per common share before
   extraordinary loss                                 $ 0.34       $ (0.35)     $ (0.67)

   Extraordinary loss on early extinguishment
   of debt, net of tax                                  -             -            -
                                                      ------       -------      -------
   Net income (loss) per common share                 $ 0.34       $ (0.35)     $ (0.67)
                                                      ------       -------      -------
                                                      ------       -------      -------
Fully diluted:
   Net income (loss) per common share before
   extraordinary loss                                 $ 0.34       $ (0.35)     $ (0.67)

   Extraordinary loss on early extinguishment
   of debt, net of tax                                  -             -            -
                                                      ------       -------      -------
   Net income (loss) per common share                 $ 0.34       $ (0.35)     $ (0.67)
                                                      ------       -------      -------
                                                      ------       -------      -------

                        COMPUTATION OF WEIGHTED AVERAGE
                           COMMON SHARES OUTSTANDING

                                                    Year        7/1/96       7/1/97
                                                    Ended       Through      Through
                                                   6/30/97      9/26/96      9/25/97
                                                  ---------    ---------    ---------
Weighted average common shares
outstanding during the period                     7,556,695    8,834,677    6,243,009

SAB 83 transactions                                 201,556      201,556      201,556

Assuming exercise of options
using the Treasury Stock Method                     609,296
                                                  ---------    ---------    ---------
Weighted average number of
common shares outstanding
as adjusted; Primary shares                       8,367,547    9,038,233    6,444,565
                                                  ---------    ---------    ---------
                                                  ---------    ---------    ---------
Incremental additional shares upon
the exercise of options using the
end of period price                                 227,183
                                                  ---------    ---------    ---------
Weighted average number of
common shares outstanding
as adjusted; Fully diluted shares                 8,594,730    9,036,233    6,444,565
                                                  ---------    ---------    ---------
                                                  ---------    ---------    ---------

                          COMPUTATION OF NET INCOME

                                               Supplemental Pro Forma
                                                 -------------------
                                                  Year        7/1/97
                                                  Ended      Through
                                                 6/30/97     9/25/97
                                                 -------    --------
Net income (loss) for computing (loss)
per common share

Income (loss) before extraordinary loss          $1,987     $(4,378)
(including effect of interest savings from
the offering)

Dividends on preferred stock                      (5,200)    (1,300)

Accretion of preferred and common stock
to liquidation value                              (1,000)      (250)
                                                 -------    -------
Net loss available to common stockholders        $(4,213)   $(5,928)
                                                 -------    -------
                                                 -------    -------
Primary:
   Net income (loss) per common share before
   extraordinary loss                            $ (0.66)   $ (0.93)

   Extraordinary loss on early extinguishment
   or debt, net of tax                              -           -
                                                 -------    -------

   Net income (loss) per common share            $ (0.66)   $ (0.93)


Fully diluted:
   Net income (loss) per common share before
   extraordinary loss                            $ (0.66)   $ (0.93)

   Extraordinary loss on early extinguishment
   of debt, net of tax                               -          -
                                                 -------    -------
   Net income (loss) per common share            $ (0.66)   $ (0.93)
                                                 -------    -------
                                                 -------    -------


                        COMPUTATION OF WEIGHTED AVERAGE
                           COMMON SHARES OUTSTANDING

                                                 Year        7/1/97
                                                 Ended       Through
                                                6/30/97      9/25/97
                                               ---------    ---------
Weighted average common shares
outstanding during the period                  6,197,801    6,203,662

SAB 83 transactions                              201,556      201,556

Assuming exercise of options
using the Treasury Stock Method
                                               ---------    ---------
Weighted average number of
common shares outstanding
as adjusted; Primary shares                    6,399,357    6,405,218
                                               ---------    ---------
                                               ---------    ---------
Incremental additional shares upon
the exercise of options using the
end of period price
                                               ---------    ---------
Weighted average number of
common shares outstanding
as adjusted; Fully diluted shares              6,399,357    6,405,218
                                               ---------    ---------
                                               ---------    ---------